Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Organization / Incorporation
Asset Intelligence, LLC	Delaware
I.D. Systems, Inc.	Delaware
Keytroller, LLC	Delaware
Main Street 2000 Pty Ltd	South Africa
MiX Telematics Pty Ltd (formerly known as MiX Telematics Limited)	South Africa
MiX Telematics Africa Pty Ltd	South Africa
MiX Telematics Australasia Pty Ltd	Australia
MiX Telematics East Africa Limited(1)	Uganda
MiX Telematics Enterprise SA Pty Ltd(2)	South Africa
MiX Telematics Europe Limited	United Kingdom
MiX Telematics Fleet Support Services Pty Ltd	South Africa
MiX Telematics India Private Limited	India
MiX Telematics International Pty Ltd	South Africa
MiX Telematics Investments Pty Ltd	South Africa
MiX Telematics Middle East FZE	United Arab Emirates
MiX Telematics North America Incorporated	Texas
MiX Telematics Romania SRL(3)	Romania
MiX Telematics Serviços de Telemetria e Rastreamento de Veículos do Brazil Limitada	Brazil
MiX Telematics Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
MiX Telematics (Thailand) Limited	Thailand
Movingdots GmbH	Germany
Powerfleet GmbH	Germany
Powerfleet Systems Ltd	United Kingdom
Powerfleet Israel Ltd	Israel
Pointer Telocation Ltd	Israel
Pointer Argentina S.A.(4)	Argentina
Pointer Logistica y Monitoreo, S.A. de C.V.(5)	Mexico
Pointer do Brasil Comercial Ltda.	Brazil
Pointer Telocation India	India
Pointer SA Pty Ltd(6)	South Africa
Golden Eagle Holdings Inc.	Delaware

Complete Innovations Corp.	Delaware
Powerfleet Canada Holdings Inc.	Ontario
Golden Eagle Canada Holdings Inc.	Ontario
Complete Innovations Holdings Inc.	Ontario
Complete Innovations USA, Inc.	Delaware
Fleet Complete S. de R.L. de C.V.	Mexico
Centro de Solunciones Inalambricas S.A. de C.V.	Mexico
Fleet Complete Holdings (AUS) Pty Limited	Australia
Fleet Complete Australia Pty Ltd	Australia
Fleet Complete Cooperatief U.A.	Netherlands
TC Beheer BV	Netherlands
IT Mobile Spain, S.L.	Spain
Fleet Complete Netherlands BV	Netherlands
Fleet Complete Germany GmbH	Germany
Complete Innovations AE	Greece
Fleet Complete Belgium BVBA	Belgium
Fleet Complete Nordics OU	Estonia
Fleet Complete Latvija SIA	Latvia
Fleet Complete Danmark ApS	Denmark
Fleet Complete Sverige AB	Sweden
Fleet Complete Norge AS	Norway
Fleet Complete Eesti OU	Estonia
Fleet Complete Lietuva UAB	Lithuania
1001020321 Ontario Inc.	Ontario

(1) Powerfleet, Inc. (“Powerfleet”) indirectly holds 99.9% of the issued and outstanding capital stock of MiX Telematics East Africa Limited.

(2) Powerfleet indirectly holds 85.1% of the issued and outstanding capital stock of MiX Telematics Enterprise SA Pty Ltd.

(3) Powerfleet indirectly holds 99% of the issued and outstanding capital stock of MiX Telematics Romania SRL.

(4) Powerfleet indirectly holds 99.64% of the issued and outstanding shares of Pointer Argentina S.A.

(5) Powerfleet indirectly holds 99.99% of the issued and outstanding capital stock of Pointer Recuperación de México, S.A. de C.V. and Pointer Logistica y Monitoreo, S.A. de C.V.

(6) Powerfleet indirectly holds 88% of the issued and outstanding shares of Pointer SA Pty Ltd.